Exhibit 10.14

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of September 16, 2010, is entered into by and among Compass Acquisition Corporation, a Cayman Islands corporation (the “Company”), Maxim Group, LLC, as representative of the Purchasers (the “Purchaser Representative”), Tsing Da Century Technology Co. Ltd., a company organized under the laws of Belize (the “Principal Stockholder”), and Collateral Agents, LLC, with an address at 122 East 57th Street, 3rd Floor, New York, NY 10022 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company units (a “Unit”) consisting of (i) three (3) Ordinary Shares, par value $0.000128 per share (the “Ordinary Shares”) and (ii) such number of warrants to purchase thirty-five percent (35%) of the number of Ordinary Shares purchased by such Purchasers on a post-reverse split basis (the “Warrants”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Financing”);

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place the Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ending December 31, 2010 (“2010”) and December 31, 2011 (“2011”):

(a)

For 2010, Net Income, as reported by the Company in its audited financial statements for 2010 (the “2010 Financial Statements”) equals or exceeds Ten Million Dollars ($10,000,000) (the “2010 Performance Threshold”);

(b)

For 2011, Net Income, as reported by the Company in its audited financial statements for 2011 (the “2011 Financial Statements”) equals or exceeds Fifteen Million Dollars ($15,000,000) (the “2011 Performance Threshold” and together with the 2010 Performance Threshold will be referred to as the “Performance Thresholds”); and

(c)

For the purposes hereof, “Net Income” shall be as defined in accordance with US GAAP, provided, however, that Net Income as used herein for each of 2010 and 2011 shall be increased by any cash or non-cash charges incurred (i) as a result of the Financing, including without limitation, as a result of the issuance, exercise or any anti-dilution adjustment of the Warrants, (ii) as a result of any cash or stock payment in connection with the Company’s public offering covenant as set forth in Section 3.25 of the Purchase Agreement and (iii) as a result of the release of the Escrow Shares to the Principal Stockholder pursuant to the terms of this Agreement.

WHEREAS, the Company and the Purchaser Representative have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1.

The parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2.

Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent stock certificates representing a number of Ordinary Shares equal to one hundred percent (100%) of the Ordinary Shares purchased pursuant to the Purchase Agreement, not including the Ordinary Shares underlying as the Warrants (the “Escrow Shares”), along with updated stock powers executed in blank, witnessed by an Officer or a Director of the Company certifying the signatory is personally known to him, or in such other form and substance acceptable for transfer.  In the event any Escrow Shares are released to the Purchasers pursuant to Section 1.3 below, the Escrow Agent shall release such shares to the Purchasers as set forth on Schedule B hereto.  In the event any of the Escrow Shares are released to the Purchasers due to the Company’s failure to achieve at least 90% of the 2010 Performance Threshold, the Principal Stockholder shall, within 5 business days, deliver to the Escrow Agent stock certificate(s) representing a number of Ordinary Shares equal to the number of Escrow Shares released in order to keep the number of Ordinary Shares in the Escrow Account equal to one hundred percent (100%) of the Ordinary Shares purchased pursuant to the Purchase Agreement, not including the Ordinary Shares underlying the Warrants. This Agreement shall expire on the date which is fifteen (15) calendar days following the date the Company files its 2011 Annual Report with the SEC.

1.3. The parties hereby agree that the Escrow Shares shall be distributed based on and subject to the achievement of either of the Performance Thresholds as set forth below:

(i)

If the Company achieves less than 90% of either of the Performance Thresholds, then the number of the Escrow Shares to be distributed to each Purchaser shall be calculated as follows:

(a)

A = X

       Y

(b)

B = (Z*A)

Where:

A = such Purchaser’s percentage interest in the Escrow Shares

B = the number of Escrow Shares to be distributed to such Purchaser

X = the number of Ordinary Shares owned by such Purchaser as of the date of distribution of the Escrow Shares (the “Distribution Date”), but in no event shall X be greater than the number of Ordinary Shares purchased by such Purchaser pursuant to the Purchase Agreement unless such Purchaser acquired Ordinary Shares that were issued under the Purchase Agreement to another Purchaser subsequent to the Closing.

Y = number of Ordinary Shares issued on the Closing Date pursuant to the Purchase Agreement

Z = the Escrow Shares multiplied by the Lowest Threshold Percentage

For purposes hereof, the “Lowest Threshold Percentage” means the percentage by which the Performance Threshold was not achieved.  By way of example, if the Company’s Net Income reported on the 2010 Financial Statements is an amount equal to 70% of the 2010 Performance Threshold, the Lowest Threshold Percentage would be 30% (100%-70%).  Within five (5) business days of the Purchaser Representative’s receipt of the 2010 Financial Statements pursuant to Section 1.7 hereof, the Purchaser Representative shall provide sole written instructions to the Escrow Agent instructing the Escrow Agent to issue and deliver the Escrow Shares to the Purchasers in accordance with the calculation above.  Any Escrow Shares remaining after disbursement to the Purchasers in accordance with the calculation above shall be returned to the Escrow Account.

(ii)

If the Company achieves at least 90% of the 2010 Performance Threshold, then the Escrow Shares shall continue to be held in escrow pending whether the Company achieves at least 90% of the 2011 Performance Threshold.  In the event the Company also achieves at least 90% of the 2011 Performance Threshold, all of the remaining Escrow Shares shall be returned to the Principal Stockholder at the address set forth in Section 3.2 hereof.

(iii)

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own Ordinary Shares acquired under the Purchase Agreement (including shares issued under the Purchase Agreement and then transferred in a private placement to another Purchaser subsequent to their sale or transfer in the open market) at the time that the Escrow Shares are distributed hereunder shall be entitled to receive Escrow Shares calculated based on their ownership interest at the time such Escrow Shares are distributed hereunder.  Any Escrow Shares not delivered to any Purchaser at the expiration of this Agreement shall be returned to the Principal Stockholder.

1.5.

If the Company does not achieve either of the Performance Thresholds, the Company shall use reasonable best efforts to promptly cause the Escrow Shares to be delivered to the Purchasers, including causing its transfer agent to promptly, but in no event longer than five (5) business days, transfer the certificates into the names of the Purchasers and causing its securities counsel to provide such reasonable written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within five business days following delivery of the 2010 Financial Statements or 2011 Financial Statements, as applicable, to the Purchaser Representative.

1.6.

The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2010, prepared in accordance with US GAAP, no later than the date of filing the Company’s Annual Report for 2010, including any extension for filing the 2010 Annual Report which may be requested under Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Annual Report”) with the Securities and Exchange Commission (“SEC”), and (ii) the Company’s audited financial statements for 2011, prepared in accordance with US GAAP, no later than the date of filing the Company’s 2011 Annual Report with the SEC, so as to allow the Purchaser Representative the opportunity to evaluate whether each of the 2010 Performance Thresholds and each of the 2011 Performance Thresholds were attained.  In the event that the Purchaser Representative receives the financial information prior to its dissemination by the Company in either a press release or in the Company’s periodic reports filed with the SEC, the Company shall issue a press release announcing the information or file a Form 8-K or 6-K (as applicable), as required under Regulation FD.

ARTICLE II

REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1.

The Principal Stockholder hereby represents and warrants, solely as to itself, to the Purchasers as follows:

(i)

The Principal Stockholder is the record or beneficial owner of the Escrow Shares placed into escrow pursuant to this Agreement and owns such Escrow Shares free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement and the Principal Stockholder Lock-Up Agreement entered into as of even date herewith and in connection with the Financing. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares placed into escrow pursuant to this Agreement or to enter into this Agreement other than transfer restrictions under the Principal Stockholder Lock-Up Agreement and/or applicable federal and state securities laws.

(ii)

The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Principal Stockholder, or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder, the creation of which would have a material adverse effect on the business and operations of the Principal Stockholder.  No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder, other than those already obtained.

ARTICLE III

MISCELLANEOUS

3.1.

The Escrow Agent will be compensated in accordance with Section 3 of Schedule A hereto.

3.2.

No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.3

All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 3.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the third business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:

Robert Schechter, Esq.

Chief Executive Officer

Collateral Agents, LLC

122 East 57th Street, 3rd Floor

New York, NY 10022

Main:               (212) 245-9100  Ext. 202

Direct Dial:     (646) 289-8681

Cell:                 (917) 376-5795

Fax:                 (212) 245-9102

If to the Company or the Principal Stockholder:

Compass Acquisition Corporation

c/o Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

Address: No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town,

Tongzhou District, Beijing, PR China

Tel: 86-10-62690290

Fax: 86-10-63331382

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street

11th Floor

New York, NY 10017

Attn: Adam Mimeles

Tel. No. (212) 370-1300

Fax. No. (212) 370-7889

If to the Purchaser Representative:

Maxim Group, LLC

405 Lexington Ave., 2nd Floor

New York, New York 10174

Attention: Karl Brenza

Tel. No.:  800-724-0761

                212-895-3500

Fax No.:  212-895-3555

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

3.4.

This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.5.

This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.6.

Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

3.7.

The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

3.8.

The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

3.9.

The parties to this Agreement hereby agree to the provisions set forth on Exhibit A involving the Escrow Agent and such provisions are incorporated into this Agreement by reference.

[Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this __th day of September [●], 2010.

COMPASS ACQUISITION CORPORATION

By:	/s/ Zhang Hui

Name: Zhang Hui

Title: CEO

PURCHASER REPRESENTATIVE:

Maxim Group, LLC

By:

Name:

Title:

ESCROW AGENT:

COLLATERAL AGENTS, LLC

By:	/s/ Robert Schechter

Name: Robert Schechter, Esq.

Title: Chief Executive Officer

PRINCIPAL STOCKHOLDER:

By:	/s/ Zhang Hui

Name: Zhang Hui

Title: CEO

SCHEDULE A TO THE SECURITIES ESCROW AGREEMENT

1.

Interpleader. Should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion: (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to institute an appropriate interpleader action to determine the rights of the parties.  The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent.  If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date.  Any interpleader action instituted in accordance with this Section 1 shall be filed in any court of competent jurisdiction in New York, New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Shares.

2.

Exculpation and Indemnification of Escrow Agent.

2.1

The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document.  Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

2.2

The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment absent gross negligence, fraud or willful misconduct, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

2.3

The parties hereto jointly and severally, hereby indemnify and hold  harmless, the Escrow Agent by from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other parties hereto in writing.  For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section 2.3 shall survive the termination of this Agreement.

2.4

If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Shares  (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Shares ) (an “Order”), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate, provided, that the Escrow Agent shall immediately provide notice to Parties hereto of such Order, and, to the extent permitted under the Order, shall defer compliance with the Order until the Parties have had an opportunity to dispute, appeal, or otherwise challenge such Order.  If the Escrow Agent complies with any such Order after complying with all other requirements under this Section 2.4, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

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2.5

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility), except to the extent that it failed to act reasonably to avoid or restrict the effect of any such occurrence on its duties, obligations, and responsibilities hereunder.

2.6

The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

2.7

When the Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication (whether due to fraud, distortion or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Shares, unless the Escrow Agent receives written instructions, signed by the Purchaser Representative and the Principal Stockholder which eliminates such ambiguity or uncertainty.

2.8

The Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. The Escrow Agent shall have no voting rights or any direct or indirect beneficial ownership in the Escrow Shares. The Principal Stockholder shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Shares that are incurred and are required to be incurred pursuant to the terms and provisions of this Agreement and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Principal Stockholder will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Shares and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

2.9

Escrow Agent may generally engage in any kind of business with any of the parties hereto, the Purchasers, or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement with them. Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with any of the parties, the Purchasers or any subsidiary or affiliate thereof or may act as trustee, agent or representative of either the foregoing parties or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”).  Without limiting the foregoing, Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to any of the parties, the Purchasers or any subsidiary or affiliate thereof for such Other Activities.

3.

Fees and Expenses. The Escrow Agent shall be entitled to an annual fee in the amount of $2,000 for the services rendered hereunder and shall be paid by the Company. The first payment shall be due upon the closing of the Purchase Agreement, with an annual payment being due on each successive annual anniversary of this Agreement. The Company agrees to pay the Escrow Agent’s costs and expenses including reasonable attorney’s fees in the event of any dispute or litigation threatened or commenced which requires the Escrow Agent in its opinion to refer such matter to its attorneys and all wire fees, packaging and postal fees and expenses (including FedEx).  Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

4.

Resignation of Escrow Agent.  At any time, upon ten (10) days’ written notice to the parties hereto, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder.  As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Purchaser Representative and the Principal Stockholder the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof.  If, by the end of the 10-day period following the giving of notice of resignation by the Escrow Agent, Purchaser Representative and the Principal Stockholder shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

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5.

Records.  The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

6.

If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its reasonable efforts to join in furnishing such instruments.

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SCHEDULE B TO THE SECURITIES ESCROW AGREEMENT

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